EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-203915 and 333-203033) on Form S-3 and S-8 of Anchor BanCorp Wisconsin Inc. of our reports dated March 11, 2016, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Anchor BanCorp Wisconsin Inc. for the year ended December 31, 2015.

/s/ RSM US LLP

Madison, Wisconsin
March 11, 2016